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As filed with the U.S. Securities and Exchange Commission on September 24, 2019

Registration No. 333-233717

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2
TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VAXART, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	59-1212264 (I.R.S. Employer Identification No.)

290 Utah Ave
Suite 200
South San Francisco, California 94080
(650) 550-3500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Wouter W. Latour M.D.
President and Chief Executive Officer
290 Utah Ave
Suite 200
South San Francisco, California 94080
(650) 550-3500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
John T. McKenna Josh Seidenfeld Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Gary Emmanuel Heidi Steele McDermott Will & Emery LLP 340 Madison Avenue New York, New York 10173 (212) 547-5400

Approximate date of commencement of proposed sale to public:
As soon as practicable after the effective date of this registration statement.

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box:    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering:    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering:    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering:    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐

             If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Common stock, par value $0.10 per share	$11,500,000(2)

Pre-funded warrants to purchase shares of common stock and common stock issuable upon exercise thereof	$10,000,000(3)

Common warrants to purchase shares of common stock and common stock issuable upon exercise thereof	$11,500,000(2)

Representative warrants to purchase shares of common stock and common stock issuable upon exercise thereof	$1,006,250(4)

Total	$34,006,250(5)	$4,122

(1)
Estimated solely for purposes of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. The registrant paid $4,122 with prior filings of this registration statement.

(2)
Includes securities that the underwriters have the option to purchase.

(3)
The proposed maximum aggregate offering price of the common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of the pre-funded warrants offered and sold in the offering (plus the aggregate exercise price of the common stock issuable upon exercise of the pre-funded warrants), and as such the proposed aggregate maximum offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $11,500,000.

(4)
Represents warrants issuable to the underwriters or their designees (the "representative warrants") to purchase a number of shares of common stock equal to 7% of the number of shares of common stock and pre-funded warrants being offered at an exercise price equal to 125% of the public offering price. Resales of the representative warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, are registered hereby. See "Underwriting."

(5)
Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, dividends or similar transactions.

             The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 Explanatory Note

        Vaxart, Inc. is filing this Amendment No. 2 (this "Amendment") to its Registration Statement on Form S-1 (File No. 333-233717) for the purpose of filing certain exhibits as indicated in Item 16 of Part II of this Amendment. No changes or additions are being made to the prospectus constituting Part I of the Registration Statement (not included herein) or to Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II, and the signature page of the Registration Statement.

 PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)
Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Schedule/ Form	File Number	Exhibit	File Date
1.1	Underwriting Agreement

2.1	Agreement and Plan of Merger and Reorganization, dated October 27, 2017, by and among Aviragen Therapeutics, Inc., Vaxart, Inc. and Agora Merger Sub, Inc.	8-K	001-35285	2.1	October 30, 2017

2.2	Amendment No. 1, dated as of February 7, 2018, to the Agreement and Plan of Merger and Reorganization, dated October 27, 2017, by and among Aviragen Therapeutics, Inc., Vaxart, Inc. and Agora Merger Sub, Inc.	8-K	001-35285	2.1	February 7, 2018

3.1	Restated Certificate of Incorporation of Aviragen Therapeutics, Inc.	10-K	001-35285	3.1	September 13, 2016

3.2	Certificate of Amendment to Restated Certificate of Incorporation of Aviragen Therapeutics, Inc.	8-K	001-35285	3.1	February 20, 2018

3.3	Certificate of Amendment to Restated Certificate of Incorporation of Vaxart, Inc.	8-K	001-35285	3.2	February 20, 2018

3.4	Certificate of Amendment to Restated Certificate of Incorporation of Vaxart, Inc.	8-K	001-35285	3.1	April 24, 2019

3.5	Restated By-laws of Aviragen Therapeutics, Inc.	10-K	001-35285	3.2	September 13, 2016
4.1	Reference is made to Exhibits 3.1 to 3.5.

4.2	Specimen Common Stock Certificate	S-3	333-228910	4.2	December 20, 2018

4.3	Form of Pre-Funded Warrant	S-1	333-233717	4.3	September 11, 2019

4.4	Form of Common Warrant	S-1	333-233717	4.4	September 11, 2019

4.5	Form of Representative Warrant

5.1	Opinion of Cooley LLP	S-1	333-233717	5.1	September 20, 2019

		Incorporated by Reference
Exhibit Number	Description	Schedule/ Form	File Number	Exhibit	File Date

10.1+	Collaboration and License Agreement dated September 29, 2003, between Biota Holdings Limited and Sankyo Co., Ltd.	10-Q	001-35285	10.5	May 10, 2013

10.2+	Amendment #1 to Collaboration and License Agreement dated June 30, 2005, between Biota Holdings Limited, Biota Scientific Management Pty. Ltd. and Sankyo Company, Ltd.	10-Q	001-35285	10.6	May 10, 2013

10.3	Amendment #2 to Collaboration and License Agreement, dated March 27, 2009, between Biota Holdings Limited, Biota Scientific Management Pty. Ltd. and Daiichi Sankyo Company, Limited	10-Q	001-35285	10.7	May 10, 2013

10.4+	Commercialization Agreement dated March 27, 2009, between Biota Holdings Limited, Biota Scientific Management Pty. Ltd and Daiichi Sankyo Company, Ltd.	10-Q	001-35285	10.8	May 10, 2013

10.5+	Contract dated March 31, 2011, between Biota Scientific Management Pty. Ltd. and Office of Biomedical Advanced Research and Development Authority within the Office of the Assistant Secretary for preparedness and Response at the U.S. Department of Health and Human Services	10-Q	001-35285	10.9	May 10, 2013

10.6	Research and License Agreement dated February 21, 1990, by and among Biota Scientific Management Pty. Ltd., Biota Holdings Limited, Glaxo Australia Pty. Ltd. and Glaxo Group Limited	10-K	001-35285	10.6	September 27, 2013

10.7#	2007 Omnibus Equity and Incentive Plan (included as Appendix A to the proxy statement)	DEF 14A	000-04829	—	April 12, 2007

		Incorporated by Reference
Exhibit Number	Description	Schedule/ Form	File Number	Exhibit	File Date
10.8#	Form of Employee Stock Option Agreement under the 2007 Omnibus Equity and Incentive Plan	8-K	001-35285	10.1	December 10, 2013

10.9+	Royalty Interest Acquisition Agreement by and between Aviragen Therapeutics, Inc., Biota Holdings Pty Ltd, Biota Scientific Management Pty. Ltd. and HealthCare Royalty Partners III, L.P. dated April 22, 2016	8-K	001-35285	10.1	April 26, 2016

10.10	Protective Rights Agreement between Aviragen Therapeutics, Inc. and HealthCare Royalty Partners III, L.P. dated April 22, 2016	8-K	001-35285	10.2	April 26, 2016

10.11#	Form of Employee Stock Option Agreement under the 2016 Equity Incentive Plan	10-Q	001-35285	10.1	May 8, 2017

10.12#	2016 Equity Incentive Plan (included as Appendix A to the proxy statement)	DEF 14A	001-35285	—	September 27, 2016

10.13#	Director Stock Option Agreement	S-4	333-222009	10.22	December 12, 2017

10.14	Form of Indemnification Agreement by and between Vaxart, Inc. and its Directors and Executive Officers	8-K	001-35285	10.3	February 20, 2018

10.15#	Vaxart, Inc. Amended and Restated 2007 Equity Incentive Plan, Stock Option Agreement, form of Notice of Stock Option Grant, form of Additional Terms and Conditions to Option and Stock Option Exercise Agreement	S-4/A	333-222009	10.24	December 29, 2017

10.16#	Offer Letter, dated May 25, 2011, and Amendment to Offer Letter and Option Grant Agreement, dated October 1, 2011, by and between Vaxart, Inc. and Wouter W. Latour, M.D.	S-4/A	333-222009	10.25	December 29, 2017

10.17	Industrial Lease dated October 28, 2013, by and between Vaxart, Inc. and Oyster Point LLC	S-4/A	333-222009	10.26	December 29, 2017

		Incorporated by Reference
Exhibit Number	Description	Schedule/ Form	File Number	Exhibit	File Date
10.18	Lease Agreement dated April 17, 2015, by and between Vaxart, Inc. and CRP Edgewater, LLC	S-4/A	333-222009	10.27	December 29, 2017

10.19	Loan and Security Agreement dated December 22, 2016, by and between Vaxart, Inc. and Oxford Finance LLC	S-4/A	333-222009	10.28	December 29, 2017

10.20	Second Amendment to the Loan Agreement, dated February 13, 2018, between Vaxart, Inc. and Oxford Finance LLC	8-K	001-35285	10.1	February 20, 2018

10.21#	Severance Benefit Plan and Form of Severance Benefit Plan Participation Notice	8-K	001-35285	10.1	June 6, 2018

10.22	Settlement Agreement by and among Vaxart, Inc., Digirad Corporation, East Hill Management Company, LLC, and Aviragen Therapeutics, Inc.	8-K	001-35285	10.1	February 9, 2018

10.23	Form of Sales Agreement dated December 19, 2018 by and between Vaxart, Inc. and B. Riley FBR, Inc.	S-3	333-228910	1.2	December 20, 2018

10.24	Amended and Restated Warrant issued to Oxford Finance LLC, dated February 13, 2018	8-K	001-35285	10.2	February 20, 2018

10.25	Form of Securities Purchase Agreement dated as of March 19, 2019, by and among Vaxart, Inc. and the Purchasers named therein	8-K	001-35285	10.1	March 20, 2019

10.26	Form of Placement Agent Warrant	8-K	001-35285	10.3	March 20, 2019

10.27#	2019 Equity Incentive Plan	8-K	001-35285	10.1	April 24, 2019

10.28#	Form of Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise under the 2019 Equity Incentive Plan	8-K	001-35285	10.2	April 24, 2019

10.29#	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement and Notice of Exercise under the 2019 Equity Incentive Plan	8-K	001-35285	10.3	April 24, 2019

		Incorporated by Reference
Exhibit Number	Description	Schedule/ Form	File Number	Exhibit	File Date
10.30+	Manufacturing Services Agreement dated July 17, 2019, by and between Vaxart, Inc. and Lonza Houston, Inc.

10.31	First Amendment to Lease Agreement, dated September 17, 2019, by and between Vaxart, Inc. and HCP, Inc.	8-K	001-35285	10.1	September 19, 2019

16.1	Letter dated February 16, 2018 from Ernst & Young LLP to the Securities and Exchange Commission	8-K	001-35285	16.1	February 20, 2018

21.1	List of Subsidiaries	10-K	001-35285	21.1	February 6, 2019

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm	S-1	333-233717	23.1	September 20, 2019

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement	S-1	333-233717	23.2	September 20, 2019

24.1	Power of Attorney (see the signature page to the initial filing of this registration statement on Form S-1)	S-1	333-233717	—	September 11, 2019

#
Management contract or compensation plan or arrangement.

+
Portions of this exhibit (indicated by asterisks) have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted information would likely cause competitive harm to the Registrant if publicly disclosed.
(b)
Financial Statement Schedules.

        Financial statement schedules have been omitted, as the information required to be set forth therein is included in the Consolidated Financial Statements or Notes thereto appearing in the prospectus made part of this registration statement.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, in the City of South San Francisco, State of California, on September 24, 2019.

VAXART, INC.
By:	/s/ WOUTER W. LATOUR, M.D. Wouter W. Latour, M.D. President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

/s/ WOUTER W. LATOUR, M.D. Wouter W. Latour, M.D.		President, Chief Executive Officer and Director (Principal Executive Officer and Principal Financial Officer)	September 24, 2019
/s/ MARGARET A. ECHERD Margaret A. Echerd		Vice President, Corporate Controller (Principal Accounting Officer)	September 24, 2019
* Richard J. Markham		Chairman of the Board	September 24, 2019
* Michael J. Finney, Ph.D.		Director	September 24, 2019
* Anne M. VanLent		Director	September 24, 2019
* Geoffrey F. Cox, Ph.D.		Director	September 24, 2019
* John P. Richard		Director	September 24, 2019
*By:	/s/ WOUTER W. LATOUR, M.D. Wouter W. Latour, M.D. Attorney-in-Fact

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Explanatory Note
PART II—INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
SIGNATURES